EXHIBIT INDEX

                                                             Exhibit 21

                           Subsidiaries of the Company


NAME OF SUBSIDIARY               STATE OF INCORPORATION           % OWNERSHIP

Greenstone Roberts Advertising,       Florida                         100%
    Florida, Inc.